UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 14, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 19, 2008, PNC Preferred Funding LLC (the “Company”), an indirect subsidiary of The PNC Financial Services Group, Inc. (“PNC”), sold $375,000,000 of Fixed-to-Floating Rate Non-Cumulative Exchangeable Perpetual Trust Securities of PNC Preferred Funding Trust III, a Delaware statutory trust (“PNC Delaware III”) to Goldman, Sachs & Co., as representative of several purchasers (collectively, “Purchasers”). PNC Delaware III’s sole assets will consist of $375,000,000 of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Securities of the Company, liquidation preference $100,000 per security (the “Series 2008-A Company Preferred Securities”). The Company’s material assets consist of indirect interests in mortgages and home equity loans.

The aggregate offering price for the Trust Securities was $375,000,000. The Trust Securities were offered and sold by Purchasers in reliance on Rule 144A under the Securities Act of 1933, as amended, only to persons who were “qualified institutional buyers” within the meaning of Rule 144A and “qualified purchasers” within the meaning of Section 2(a)(51) of the Investment Company Act of 1940, as amended. The aggregate proceeds received by the Company for the Trust Securities, net of underwriting commissions, was $369,975,000.

PNC Delaware III will pass through as distributions on the Trust Securities dividends paid by the Company on the Series 2008-A Company Preferred Securities. Dividends on the Series 2008-A Company Preferred Securities will be payable if, when and as declared by the Company’s Board of Managers out of legally available funds, on a non-cumulative basis, at an annual rate of 8.700% until March 15, 2013 and 3-month USD LIBOR plus 5.226% thereafter, on the liquidation preference per security, quarterly on March 15, June 15, September 15 and December 15 of each year (or the next business day if any such day is not a business day) (each, a “Dividend Payment Date”), commencing on June 15, 2008.

The Trust Securities do not have a stated maturity date. The redemption of Series 2008-A Company Preferred Securities will cause the automatic redemption of an equivalent number of Trust Securities. The Series 2008-A Company Preferred Securities are not redeemable at the option of the holders. Subject to any required approval of the Office of the Comptroller of the Currency (the “OCC”), the Company Preferred Securities will be redeemable in whole on any Dividend Payment Date (and in whole or in part on the Dividend Payment Date in March 2013 and the Dividend Payment Date in March of each fifth succeeding year), at the option of the Company, provided that the redemption price will be subject to a U.S. Treasury-based make-whole (in the case of any redemption prior to the Dividend Payment Date in March 2013) or a 3-month USD LIBOR-based make-whole (in the case of certain redemptions after the Dividend Payment Date in March 2013 that are not made on a fifth anniversary of such date and that are not the result of certain specified special events).

If the OCC so directs following the occurrence of a Conditional Exchange Event (defined below), each Trust Security will be automatically exchanged for a share of Series J Non-Cumulative Perpetual Preferred Stock of PNC, $1.00 par value, with a liquidation preference of $100,000 per share (the “Series J Preferred Stock”). “Conditional Exchange Event” means: (a) PNC Bank, National Association (“PNC Bank”) becoming “undercapitalized” under the OCC’s “prompt corrective action” regulations, (b) PNC Bank being placed into conservatorship or receivership or (c) the OCC, in its sole discretion, anticipates PNC Bank becoming “undercapitalized” in the near term or takes a supervisory action that limits the payment of dividends by PNC Bank, and in connection therewith, directs such exchange.

PNC Bank and PNC REIT Corp., an indirect subsidiary of PNC Bank, own 100% of the Company’s common securities. As a result, the Company is an indirect subsidiary of PNC Bank and is consolidated in accordance with generally accepted accounting principles applicable in the United States on the respective consolidated balance sheets of PNC and PNC Bank. Management of PNC has concluded that PNC Delaware III’s investment in the Company Preferred Securities should be characterized as a minority interest on PNC’s and PNC Bank’s respective consolidated balance sheets.

PNC has received confirmation from the OCC that the minority interest associated with the Series 2008-A Company Preferred Securities will qualify as Tier 1 bank regulatory capital of PNC Bank, subject to quantitative limits applicable to innovative capital instruments under relevant regulatory guidelines. Because of the amount of innovative capital instruments it currently has outstanding, PNC Bank expects this additional source of innovative capital to initially be treated as Tier 2 capital. This minority interest associated with the Series 2008-A Company Preferred Securities is expected to be treated as Tier 1 capital at the PNC level.

Item 5.03	Amendment and Restatement of Articles of Incorporation

On February 14, 2008, PNC’s Board of Directors approved an amendment and restatement (the “Amendment and Restatement”) of PNC’s Amended and Restated Articles of Incorporation. The Amendment and Restatement, which took effect on February 14, 2008, authorized the Series J Preferred Stock.

The newly authorized Series J Preferred Stock consists of 3,750 authorized shares, $1.00 par value. PNC will issue shares of this series in exchange for the Trust Securities only at the direction of the OCC and in connection with a Conditional Exchange Event.

Series J Preferred Stock will rank pari passu with PNC’s Series A, B, C, D, E, F, H and I Preferred Stock as to dividends and assets and will rank senior to PNC’s Series G Preferred Stock. Dividends on the Series J Preferred Stock will be payable if, when and as declared out of legally available funds, on a non-cumulative basis at an annual rate of 8.700% to, but not including March 15, 2013, if issued before March 15, 2013, and 3-month USD LIBOR plus 5.226% thereafter, on the liquidation preference per security, from and including the date of its issuance, quarterly on each Dividend Payment Date after issuance. If no shares of Series J Preferred stock have been issued prior to March 15, 2013, a Divided Payment Date shall be deemed to have occurred on the date of issuance, if such issuance is a Dividend Payment Date with respect to the Series 2008-A Company Preferred Securities, or if such issuance date is not a Dividend Payment Date with respect to the Series 2008-A Company Preferred Securities, on the immediately preceding Dividend Payment Date with respect to the Series 2008-A Company Preferred Securities for purpose of determining the dividend rate.

Series J Preferred Stock will have a liquidation preference of $100,000 per share, plus authorized, declared but unpaid dividends up to the date of liquidation, dissolution or winding-up of affairs of PNC, to be paid before any distribution may be made to holders of common stock or any securities that rank junior to the Series J Preferred Stock as to dividends and distributions.

The Series J Preferred Stock will not be redeemable at the option of the holders. Subject to any required approval of the OCC, the Series J Preferred Stock will be redeemable in whole on any Dividend Payment Date after issuance (and in whole or in part on the Dividend Payment Date in March 2013 and the Dividend Payment Date in March of each fifth succeeding year), at the option of PNC, provided that the redemption price will be subject to a U.S. Treasury-based make-whole (in the case of any redemption prior to the Dividend Payment Date in March 2013) or a 3-month USD LIBOR-based make-whole (in the case of certain redemptions after the Dividend Payment Date in March 2013 that are not made on a fifth anniversary of such date and that are not the result of certain specified special events).

Series J Preferred Stock will be non-voting except as otherwise required by law, and except that, if dividends are not paid, or declared and set aside for payment, for six consecutive dividend periods after issuance of the Series J Preferred Stock, the holders of Series J Preferred Stock, together with any other class or series of preferred stock of PNC having similar voting rights (“Voting Parity Stock”), will have the right to elect two additional members to the Board of Directors of PNC at each annual meeting until continuous non-cumulative dividends have been paid, or set aside for payment, in full for a least one year on all outstanding Series J Preferred Stock and other non-cumulative Voting Parity Stock and cumulative dividends payable for all past dividend periods have been paid, or declared and set aside for payment, in full on all cumulative Voting Parity Stock. Upon such payment, or such declaration and setting aside for payment, in full, the terms of the directors of PNC elected by the holders of Series J Preferred Stock and Voting Parity Stock will terminate and such voting rights of the Series J Preferred Stock will cease, subject to the revesting of such voting rights in the event of each and every additional failure in the payment of dividends on the Series J Preferred Stock in an amount equal to six consecutive dividend periods.

The Series J Preferred Stock will have no conversion rights or any retirement or sinking fund benefits.

A copy of the Amendment and Restatement is attached to this Report as Exhibit 3.1.

Item 8.01	Other Events

At the closing of the sale of the Trust Securities, PNC entered into an Exchange Agreement (the “Exchange Agreement”) whereby PNC covenanted in favor of the holders of the Trust Securities that, if full dividends are not paid on the Series 2008-A Company Preferred Securities and the Trust Securities for any dividend period, then PNC will not declare or pay dividends with respect to, or redeem, purchase or acquire, any of its equity capital securities during the next succeeding dividend period, other than: (i) purchases, redemptions or other acquisitions of shares of capital stock of PNC in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (ii) purchases of shares of common stock of PNC pursuant to a contractually binding requirement to buy stock existing prior to the commencement of the extension period, including under a contractually binding stock repurchase plan, (iii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan, (iv) as a result of an exchange or conversion of any class or series of PNC’s capital stock for any other class or series of PNC’s capital stock, (v) the purchase of fractional interests in shares of PNC capital stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged or (vi) any stock dividends paid by PNC where the dividend stock is the same stock as that on which the dividend is being paid. A copy of the Exchange Agreement is attached to this Report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3.1 Amended and Restated Articles of Incorporation of PNC, dated February 14, 2008

99.1 Exchange Agreement among PNC, PNC Bank and PNC Preferred Funding Trust III

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.

February 19, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson Controller